Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Investor Relations Laurie Little	Media Contact Ben Haber
212/481-2050	617/624-3200
extreme@tpr-ir.com	ExtremeUS@racepointglobal.com

Extreme Networks Reports First Quarter Fiscal Year 2018 Financial Results

SAN JOSE, Calif., November 7, 2017 -- Extreme Networks, Inc. (“Extreme”) (Nasdaq: EXTR) today released financial results for its fiscal first quarter ended September 30, 2017.

First Quarter Results:

•	First quarter revenue was $211.7 million, an increase of 73% year-over-year.

•	GAAP gross margin for the first fiscal quarter was 53.1% and non-GAAP gross margin was 56.7%.

•	GAAP operating margin for the first fiscal quarter was 2.1% and non-GAAP operating margin was 10.6%, an increase of 540 and 280 basis points, respectively, year-over-year.

•

GAAP net income for the first fiscal quarter was $4.4 million, or $0.04 per diluted share. Non-GAAP net income was $18.6 million, or $0.16 per diluted share, an increase of $10.8 million and $0.09, respectively, year-over-year.

“Our first quarter results exceeded our expectations on both the top and bottom line, making this our tenth consecutive quarter of solid financial performance and a strong start to our fiscal year,” stated Ed Meyercord, President and CEO of Extreme Networks.  “We are especially pleased to report another consecutive quarter of organic growth primarily driven by our enterprise switching solutions and solid wireless performance that was above current industry growth rates. Our continued financial improvement, combined with our accretive acquisitions, continues to drive us toward our goal of greater than 15% operating margins by the end of fiscal 2018.”

“With the completion of the acquisitions of the Avaya and Brocade campus and data center networking businesses, our teams are working hard to ensure a smooth transition for our new customers, partners and employees,” continued Meyercord. “The newly refreshed product and software portfolios we acquired positions us to expand our market share with cross-selling opportunities and increased penetration across our targeted verticals.  We believe our improved position as a Visionary in the 2017 Gartner Magic Quadrant for Wired and Wireless LAN Access Infrastructure compared to the previous year provides further evidence of the innovation and quality of our products and solutions, and supports our strategy of providing, end-to-end, networking solutions for enterprise customers from the access edge to the data center with 100% insourced customer service.”

Recent Key Events:

•

Completed Acquisition of Brocade’s Data Center Business: Extreme announced the closing of its acquisition of Brocade Communications Systems, Inc.’s datacenter switching, routing and analytics business. This acquisition secures Extreme’s position as the third largest player in the enterprise networking market and includes the VDX, MLX, SLX, CES, CER, Workflow Composer, Automation Suites, and certain other data center related products that enhance Extreme’s data center technology portfolio.

•

Industry Recognition: For the third consecutive year, Extreme has been positioned furthest to the right and this year, is also positioned highest to the top by Gartner, Inc. in the "Visionaries" quadrant of the Gartner Magic Quadrant[1] for Wired and Wireless LAN Access Infrastructure. In addition, Extreme is rated in Gartner’s Peer Insights among 21 vendors in the Data Center Hardware Networking category. As of October 31, 2017, Extreme has an overall rating of 4.8 out of 5 based on 65 customer reviews.

•

First Product Announcement Integrating Avaya’s Networking Technology: To address the time constraints and resources spent on managing complex networks, Extreme introduced its Secure Automated Campus™, a cost-effective alternative to outdated traditional networking solutions that delivers plug-and-play simplicity and true business agility. The solution combines Avaya's field-proven Fabric Connect infrastructure, Extreme's industry-leading Extreme Management Center ™ and Extreme's top-ranked support services to eliminate networking complexity, increase security and deliver increased visibility into the network.

•

Introduced New WiNG Solution for Hospitality Deployments: Extreme announced its ExtremeWireless™ WiNG AP 7612 designed to support the specific needs of the hospitality industry. With the WiNG AP 7612, Extreme offers customers a solution with hotel-grade aesthetics, faster installation and application Quality of Service right at the AP.

[1]	Gartner, Inc.: Magic Quadrant for the Wire and Wireless LAN Access Infrastructure, Tim Zimmerman, Christian Canales, Bill Menezes, October 17, 2017

Disclaimer: Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Disclaimer: Gartner Peer Insights reviews constitute the subjective opinions of individual end-users based on their own experiences, and do not represent the views of Gartner or its affiliates.
Fiscal Q1 2018 Financial Metrics:
(in millions, except percentages and per share information)

	Q1 FY'18	Q1 FY'17	Change
		(As adjusted)
GAAP Results of Operations
Product	$164.8	$90.1	$74.7	83%
Service	46.9	32.5	14.4	44%
Total Net Revenue	$211.7	$122.6	$89.1	73%
Gross Margin	53.1%	53.7%	-60bps	(1)%
Operating Margin	2.1%	(3.3)%	540bps	164%
Net Income (Loss)	$4.4	$(5.7)	$10.1	177%
Income (loss) per basic and diluted share	$0.04	$(0.05)	$0.09	180%
Non-GAAP Results of Operations
Product	$164.8	$90.1	$74.7	83%
Service	46.9	32.6	14.3	44%
Total Net Revenue	$211.7	$122.7	$89.0	73%
Gross Margin	56.7%	56.8%	-10bps	NM
Operating Margin	10.6%	7.8%	280bps	36%
Net Income	$18.6	$7.8	$10.8	139%
Earnings per diluted share	$0.16	$0.07	$0.09	129%

•

With the adoption of new revenue recognition accounting guidance (“ASC 606”) in FY’18, we have adjusted prior periods.  The impact of these adjustments are to the balance sheet and income statement, are noted with “as adjusted”.

•	Cash and investments ended the quarter at $154.1 million, an increase of $22.6 million from the prior quarter and an increase of $50.8 million from the prior year.
•	Accounts receivable balance ending Q1 was $116.5 million, with days sales outstanding (“DSO”) of 51.
•	Q1 ending inventory was $58.1 million, an increase of $10.7 million from the prior quarter and an increase of $13.4 million from the prior year.

Business Outlook:

Extreme’s Business Outlook is based on current expectations.  The following statements are forward-looking, and actual results could differ materially based on market conditions and the factors set forth under “Forward-Looking Statements” below.

For its second quarter of fiscal 2018 ending December 31, 2017, the Company is targeting revenue in a range of $236.0 million to $246.0 million.  GAAP gross margin is targeted between 52.5% and 54.1% and non-GAAP gross margin is targeted between 56.9% and 58.4%. Operating expenses are targeted to be between $158.9 million and $162.9 million on a GAAP basis and $117.5 million to $121.5 million on a non-GAAP basis. GAAP earnings are targeted to be between a net loss of $40.2 million to $35.0 million or a loss of $(0.35) to $(0.31) per basic share.  Non-GAAP earnings are targeted in a range of net income of $12.5 million to $17.0 million, or $0.10 to $0.14 per diluted share. The GAAP net loss targets are based on 113.9 million average outstanding shares and non-GAAP net income targets are based on an estimated 119.7 million average outstanding shares.  Included in the GAAP Guidance is a charge of $25.0 million which was paid to Broadcom to allow Extreme to acquire the datacenter assets directly from Brocade.  This $25.0 million was included in the total purchase consideration previously disclosed.

The following table shows the GAAP to non-GAAP reconciliation for Q2 FY’18 guidance:

	Gross Margin Rate	Operating Margin Rate	Earnings per Share
GAAP	52.5% - 54.1%	(14.8)% - (12.1)%	$(0.35)-$(0.31)
Estimated adjustments for:
Amortization of product intangibles	2.1%	3.7%	$0.08
Stock based compensation	0.3%	2.3%	$0.05
Amortization of non product intangibles	0.4%	2.3%	$0.05
Acquisition and integration costs	1.5%	13.0%	$0.28

Non-GAAP	56.9% - 58.4%	7.2% - 9.0%	$0.10 - $0.14

The total of percentage rate changes may not equal the total change in all cases due to rounding.

Conference Call:

Extreme will host a conference call at 4:30 p.m. Eastern (1:30 p.m. Pacific) today to review the first fiscal quarter results as well as the second fiscal quarter 2018 business outlook, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the Internet at http://investor.extremenetworks.com and a replay of the call will be available on the website through November 7, 2018.  The conference call may also be heard by dialing 1 (877) 303-9826 / or international 1 (224) 357-2194. Supplemental financial information to be discussed during the conference call will be posted in the Investor Relations section of the Company's website www.extremenetworks.com including the non-GAAP reconciliation attached to this press release. The encore recording can be accessed by dialing 1 (855) 859-2056 /or international 1 (404) 537-3406   Conference ID # 98898524.

About Extreme Networks:

Extreme Networks, Inc. (EXTR) delivers software-driven networking solutions that help IT departments everywhere deliver the ultimate business outcome: stronger connections with customers, partners and employees. Wired to wireless, desktop to datacenter, on premise or through the cloud, we go to extreme measures for our customers in more than 80 countries, delivering 100% insourced call-in technical support to organizations large and small, including some of the world’s leading names in business, hospitality, retail, transportation and logistics, education, government, healthcare, and manufacturing. Founded in 1996, Extreme is headquartered in San Jose, California. For more information, visit Extreme's website or call 1-888-257-3000.

Extreme Networks and the Extreme Networks logo, Extreme Management Center, ExtremeWireless, ExtremeWireless WiNG, Extreme Secure Automated Campus, ExtremeControl, ExtremeAnalytics, and ExtremeCloud are either trademarks or registered trademarks of Extreme Networks, Inc. in the United States and/or other countries.

Non-GAAP Financial Measures:

Extreme provides all financial information required in accordance with generally accepted accounting principles (“GAAP”). The Company is providing with this press release non-GAAP gross margins, non-GAAP operating expenses, non-GAAP net income and non-GAAP earnings per share. In preparing non-GAAP information, the Company has excluded, where applicable, the impact of share-based compensation, acquisition and integration costs, purchase accounting adjustments, acquired inventory adjustments, amortization of acquired intangibles and other income.  The Company believes that excluding these items provides both management and investors with additional insight into its current operations, the trends affecting the Company, the Company's marketplace performance, and the Company's ability to generate cash from operations. Please note the Company's non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the Company presents should be considered in conjunction with, and not as a substitute for, the Company's GAAP financial information.

The Company has provided a non-GAAP reconciliation of the results for the periods presented in this release, which are adjusted to exclude certain items as indicated.  These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company's ongoing performance as a business. Extreme Networks uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Forward Looking Statements:

Statements in this release, including those concerning the Company’s business outlook, future financial and operating results, any anticipated benefits related to the asset acquisition with Avaya and Brocade and overall future prospects are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date of this release. Actual results or events could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: our ability to realize the anticipated benefits of the acquisition of the WLAN business from Zebra Technologies Corporation, the networking business from Avaya and the data center switching, routing and analytics business  assets from Brocade;  our ability to successfully integrate the acquired technologies and operations from the Avaya and  Brocade assets into our business and operations;  failure to achieve targeted revenues and forecasted demand from end customers; a highly competitive business environment for network switching equipment; our effectiveness in controlling expenses; the possibility that we might experience delays in the development or introduction of new technology and products; customer response to our new technology and products; risks related to pending or future litigation; and a dependency on third parties for certain components and for the manufacturing of our products.

More information about potential factors that could affect the Company's business and financial results is included in the Company’s filings with the Securities and Exchange Commission, including, without limitation, under the captions: "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Risk Factors".  Except as required under the U.S. federal securities laws and the rules and regulations of the U.S. Securities and Exchange Commission, Extreme Networks disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2017	June 30, 2017
		(As adjusted)
ASSETS
Current assets:
Cash and cash equivalents	$153,014	$130,450
Accounts receivable, net of allowance for doubtful accounts of $1,685 at September 30, 2017 and $1,190 at June 30, 2017	116,500	93,115
Inventories	58,100	47,410
Prepaid expenses and other current assets	18,237	27,867
Total current assets	345,851	298,842
Property and equipment, net	38,627	30,240
Intangible assets, net	67,328	25,337
Goodwill	118,554	80,216
Other assets	27,524	25,065
Total assets	$597,884	$459,700
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$17,863	$12,280
Accounts payable	50,567	31,587
Accrued compensation and benefits	38,810	42,662
Accrued warranty	13,499	10,584
Deferred revenue, net	90,705	79,048
Other accrued liabilities	52,335	37,044
Total current liabilities	263,779	213,205
Deferred revenue, less current portion	28,500	25,293
Long-term debt, less current portion	149,729	80,422
Deferred income taxes	7,204	6,576
Other long-term liabilities	13,235	8,526
Commitments and contingencies	-	-
Stockholders’ equity	135,437	125,678
Total liabilities and stockholders’ equity	$597,884	$459,700

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	September 30, 2017	September 30, 2016
		(As adjusted)
Net revenues:
Product	$164,774	$90,093
Service	46,941	32,511
Total net revenues	211,715	122,604
Cost of revenues:
Product	80,045	44,249
Service	19,289	12,469
Total cost of revenues	99,334	56,718
Gross profit:
Product	84,729	45,844
Service	27,652	20,042
Total gross profit	112,381	65,886
Operating expenses:
Research and development	34,285	18,299
Sales and marketing	55,561	36,859
General and administrative	12,185	8,287
Acquisition and integration costs	4,244	2,321
Amortization of intangibles	1,614	4,142
Total operating expenses	107,889	69,908
Operating income (loss)	4,492	(4,022)
Interest income	647	57
Interest expense	(2,215)	(647)
Other income (expense), net	3,127	(223)
Income (loss) before income taxes	6,051	(4,835)
Provision for income taxes	1,675	907
Net income (loss)	$4,376	$(5,742)
Basic and diluted net loss per share:
Net income (loss) per share - basic	$0.04	$(0.05)
Net income (loss) per share - diluted	$0.04	$(0.05)
Shares used in per share calculation - basic	112,241	105,955
Shares used in per share calculation - diluted	118,431	105,955

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	September 30, 2017	September 30, 2016
Net cash provided by operating activities	$18,598	$9,574
Cash flows from investing activities:
Capital expenditures	(7,421)	(1,635)
Acquisitions	(68,047)	-
Proceeds from sale of equity investment	4,922	-
Net cash used in investing activities	(70,546)	(1,635)
Cash flows from financing activities:
Borrowings under Term Loan	80,000	-
Loan fees on borrowings	(1,494)
Repayments of debt	(4,093)	(3,250)
Proceeds from issuance of common stock, net of tax	42	3,416
Net cash provided by financing activities	74,455	166

Foreign currency effect on cash	57	38

Net increase in cash and cash equivalents	22,564	8,143

Cash and cash equivalents at beginning of period	130,450	94,122
Cash and cash equivalents at end of period	$153,014	$102,265

Extreme Networks, Inc.

Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, ("GAAP"), Extreme Networks uses non-GAAP measures of certain components of financial performance.  These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross margin, non-GAAP operating expenses and free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release.  In this press release, Extreme Networks also presents its target for non-GAAP expenses, which is expenses less share-based compensation expense, acquisition and integration costs, purchase accounting adjustments, acquired inventory adjustments, amortization of acquired intangibles and other income.

Non-GAAP measures presented in this press release are not in accordance with or alternative measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies.  In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.  Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Extreme Networks' results of operations as determined in accordance with GAAP.  These non-GAAP measures should only be used to evaluate Extreme Networks' results of operations in conjunction with the corresponding GAAP measures.

Extreme believes these non-GAAP measures when shown in conjunction with the corresponding GAAP measures enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value.  In addition, because Extreme Networks has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.

For its internal planning process, and as discussed further below, Extreme's management uses financial statements that do not include share-based compensation expense, acquisition and integration costs, purchase accounting adjustments, acquired inventory adjustment, amortization of intangibles and other income.  Extreme’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.

As described above, Extreme excludes the following items from one or more of its non-GAAP measures when applicable.

Share-based compensation. This expense consists of expenses for stock options, restricted stock and employee stock purchases through its ESPP.  Extreme Networks excludes share-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing cash requirement related to operating results. Extreme Networks expects to incur share-based compensation expenses in future periods.

Acquisition and integration costs. Acquisition and integration costs consist of legal and professional fees related to the acquisition of a) Zebra Technologies Corporation’s wireless LAN business b) Avaya, Inc.’s networking assets, as well as the fabric-based secure networking solutions and network security solutions business of Avaya, Inc., and c) Brocade’s data center assets; Extreme Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

Purchase accounting adjustments.  Purchase accounting adjustments relating to deferred revenue consists of adjustments to the carrying value of deferred revenue.  We have recorded adjustments to the assumed deferred revenue to reflect only a fulfillment margin and thereby excluding the profit margin and revenue which would have been incurred had Extreme Networks entered into the service contract post-acquisition.

Acquired inventory adjustments.   Purchase accounting adjustments relating to the mark up of acquired inventory to fair value less disposal costs.

Amortization of acquired intangibles.  Amortization of acquired intangibles includes the monthly amortization expense of acquired intangible assets such as developed technology, customer relationships, trademarks and order backlog.  The amortization of the developed technology intangible is recorded in product cost of goods sold, while the amortization for the other intangibles are recorded in operating expenses.  Extreme Networks excludes these non-cash expenses since they result from an intangible asset and for which the period expense does not impact the operations of the business and are non-cash in nature.

Other income. Other income consists of the gain on the sale of our equity investment in a private company.

In addition to the non-GAAP measures discussed above, Extreme uses free cash flow as a measure of operating performance.  Free cash flow represents operating cash flows less net purchase of property and equipment on a GAAP basis.  Extreme considers free cash flows to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Extreme’s business, make strategic acquisitions, and strengthen the balance sheet.  A limitation of the utility of free cash flows as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except percentages and per share amounts)

(Unaudited)

Non-GAAP Revenue	Three Months Ended
	September 30, 2017	September 30, 2016
		(As adjusted)
Revenue - GAAP Basis	$211,715	$122,604
Adjustments:
Purchase accounting adjustment	-	133
Revenue - Non-GAAP Basis	$211,715	$122,737

Non-GAAP Gross Margin	Three Months Ended
	September 30, 2017	September 30, 2016
		(As adjusted)
Gross profit - GAAP Basis	$112,381	$65,886
Gross margin - GAAP Basis percentage	53.1%	53.7%
Adjustments:
Stock based compensation expense	225	300
Purchase accounting adjustments	-	133
Acquired inventory adjustments	2,938	-
Acquisition and integration costs	1,846	-
Amortization of intangibles	2,564	3,417
Total adjustments to GAAP gross profit	$7,573	$3,850
Gross profit - Non-GAAP	$119,954	$69,736
Gross margin - Non-GAAP percentage	56.7%	56.8%

Non-GAAP Operating Income	Three Months Ended
	September 30, 2017	September 30, 2016
		(As adjusted)
GAAP operating income (loss)	$4,492	$(4,022)
GAAP operating income (loss) percentage	2.1%	(3.3)%
Adjustments:
Stock based compensation expense	4,803	3,475
Acquisition and integration costs	6,090	2,321
Acquired inventory adjustments	2,938	-
Amortization of intangibles	4,178	7,559
Purchase accounting adjustments	-	133
Executive transition costs	-	34
Litigation	-	27
Total adjustments to GAAP operating income (loss)	$18,009	$13,549
Non-GAAP operating income	$22,501	$9,527
Non-GAAP operating income percentage	10.6%	7.8%

Non-GAAP Net Income	Three Months Ended
	September 30, 2017	September 30, 2016
		(As adjusted)
GAAP net income (loss)	$4,376	$(5,742)
Adjustments:
Stock based compensation expense	4,803	3,475
Acquisition and integration costs	6,090	2,321
Amortization of intangibles	4,178	7,559
Acquired inventory adjustments	2,938	-
Purchase accounting adjustments	-	133
Executive transition costs	-	34
Litigation	-	27
Gain on sale of equity investment	(3,757)	-
Total adjustments to GAAP net income (loss)	$14,252	$13,549
Non-GAAP net income	$18,628	$7,807

Earnings per share
Non-GAAP net income per share-diluted	$0.16	$0.07

Shares used in net income per share-diluted
Non-GAAP shares used	118,431	107,275

Free Cash Flow	Three Months Ended
	September 30, 2017	September 30, 2016
		(As adjusted)
Cash flow provided by operations	$18,598	$9,574
Less: PP&E CapEx spending	(7,421)	$(1,635)
Total free cash flow	$11,177	$7,939